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                                                        Registration No. 2-97888




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549




                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                 TBC CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                     31-0600670
   (State of Incorporation)                  (I.R.S.Employer Identification No.)



   4770 Hickory Hill Road
   Memphis, Tennessee                                              38141
   (Address of principal executive offices)                     (Zip Code)



                             1983 STOCK OPTION PLAN
                            (Full title of the plan)



                             Sharen Swartz Neuhardt
                          Thompson Hine & Flory L.L.P.
                           2000 Courthouse Plaza, N.E.
                               Dayton, Ohio  45402
                     (Name and address of agent for service)

                                 (937) 443-6705
                     (Telephone number, including area code,
                              of agent for service)


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                              PURPOSE OF AMENDMENT


             TBC Corporation's 1983 Stock Option Plan (the "Plan") expired on March 17, 1993, and the last remaining outstanding option granted under the Plan was exercised on December 27, 1996. As agreed pursuant to the Undertakings set forth in the Registration Statement, the registrant is filing this Post-Effective Amendment for the purpose of removing from registration all shares of Common Stock, par value $.10 per share, of TBC Corporation which were registered under this Form S-8 for issuance upon the exercise of options granted under the Plan, but which remained unsold at the time of termination of the offering.

             The registrant's best belief is that the number of shares registered under this Form S-8 and remaining unsold is 2,618,576.



                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 18, 1997.

                                      TBC CORPORATION



                                      By /s/Louis S. DiPasqua
                                           Louis S. DiPasqua
                                           President and Chief Executive Officer
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